Exhibit (e)(18)

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

AMENDMENT made as of June 28, 2017, to the Distribution Services Agreement (the "Agreement") made as of July 22, 1992, as amended April 30, 1993, July 19, 1996, March 1, 2005, June 14, 2006, August 4, 2011, December 8, 2011, December 15,
2011, August 9, 2013, March 1, 2014, October 22, 2014, December 3, 2014,
December 18, 2014, March 4, 2015, April 15, 2015, July 29, 2015, September 9,
2015 and December 3, 2015 between AB CAP FUND, INC. (formerly AllianceBernstein Cap Fund, Inc. and Alliance Quasar Fund, Inc.), a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly AllianceBernstein Investment Research and Management, Inc. and Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

      WHEREAS, the Fund and the Underwriter are parties to the Agreement;

      WHEREAS, the Fund and the Underwriter wish to amend the Agreement in the manner set forth herein;

      NOW, THEREFORE, the parties agree to amend the Agreement as follows:

      1. Section 5(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

            SECTION 5. Plan of Distribution.

      (b) Except as may be required by FINRA rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee with respect to each portfolio of the Fund specified by the Fund's Directors (a "Portfolio") that will not exceed, on an annualized basis:

            (i) For the AB Small Cap Growth Portfolio, the AB Market Neutral Strategy-U.S., the AB Emerging Markets Multi-Asset Portfolio, the AB Select US Equity Portfolio, the AB All Market Growth Portfolio, the AB Select US Long/Short Portfolio and the AB Concentrated Growth Fund, 0.30% of the aggregate average daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares, 0.50% of the aggregate average daily net assets of the Portfolio attributable to the Class R shares, 0.25% of the aggregate average daily net assets of the Portfolio attributable to the Class K shares and .25% of the aggregate average daily net assets of the Portfolio attributable to the Class 1 shares;

            (ii) For the AB Multi-Manager Alternative Strategies Fund, the AB Long/Short Multi-Manager Fund, the AB Multi-Manager Select Retirement Allocation Fund, the AB Multi-Manager Select 2010 Fund, the AB Multi-Manager Select 2015 Fund, the AB Multi-Manager Select 2020 Fund, the AB Multi-Manager Select 2025 Fund, the AB Multi-Manager Select 2030 Fund, the AB Multi-Manager Select 2035 Fund, the AB Multi-Manager Select 2040 Fund, the AB Multi-Manager Select 2045 Fund, the AB Multi-Manager Select 2050 Fund, the AB Multi-Manager Select 2055 Fund, the AB Global Core Equity Portfolio, the AB Small Cap Value Portfolio, the AB All Market Income Portfolio, the AB All Market Alternative Return Portfolio, the AB Concentrated International Growth Portfolio, the AB International Strategic Core Portfolio, the AB Emerging Markets Core Portfolio, the AB Asia ex-Japan Equity Portfolio, the AB FlexFee Large Cap Growth Portfolio, the AB FlexFee US Thematic Portfolio, the AB FlexFee Core Opportunities Portfolio, the AB FlexFee International Strategic Core Portfolio and the AB FlexFee Emerging Markets Growth Portfolio, 0.25% of the aggregate daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares, 0.50% of the aggregate average daily net assets of the Portfolio attributable to the Class R shares, 0.25% of the aggregate average daily net assets of the Portfolio attributable to the Class K shares and .25% of the aggregate average daily net assets of the Portfolio attributable to the Class 1 shares.

            With respect to each Portfolio, the distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of each Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to each Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, 0.25% of the aggregate daily net assets of the Portfolio attributable to each of the Class A shares, Class B shares, Class C shares, Class R shares, Class K shares and Class 1 shares will constitute a service fee that will be used by the Underwriter for personal service and/or maintenance of shareholder accounts within the meaning of FINRA rules and interpretations.

      IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

                                         AB CAP FUND, INC.

                                         /s/ Eric C. Freed
                                         ----------------------------
                                         By: Eric C. Freed
                                         Title: Assistant Secretary

                                         ALLIANCEBERNSTEIN INVESTMENTS, INC.

                                         /s/ Stephen J. Laffey
                                         ----------------------------
                                         By: Stephen J. Laffey
                                         Title: Assistant Vice President


Accepted as of the date written above
ALLIANCEBERNSTEIN L.P.

By: /s/ Emilie D. Wrapp
---------------------------------
Name: Emilie D. Wrapp
Title: Assistant Secretary